UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2018
____________________

INDUSTREA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-38166	82-1114958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West 44th Street, Suite 501
New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 871-1107

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 4, 2018, Industrea Acquisition Corp., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) with respect to its previously announced business combination with Concrete Pumping Holdings, Inc. (“CPH”). At the Special Meeting, a total of 21,255,959 (73.93%) of the Company’s issued and outstanding common stock held of record as of October 17, 2018, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum.

The Company’s stockholders voted on the following proposals at the Special Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1	To approve and adopt the Agreement and Plan of Merger, dated as of September 7, 2018, by and among the Company, Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Newco”), CPH, certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative, and approve the transactions contemplated thereby (the “Business Combination”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,688,511	567,448	0	0

2	To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,688,511	567,448	0	0

3.	To approve the following material differences between the proposed amended and restated certificate of incorporation of Newco (the “Newco Charter”) that will be in effect upon the closing of the Business Combination and the Company’s current amended and restated certificate of incorporation (the “Industrea Charter”):

a.	The name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,688,511	567,448	0	0

b.	Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to the Company having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,688,211	567,748	0	0

c.	The Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time):

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,587,611	668,348	0	0

4.	To elect nine directors who, upon consummation of the Business Combination, will be directors of Newco:

a.	Class I (to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Heather L. Faust	20,638,511	617,448	0
David G. Hall	20,688,511	567,448	0
Iain Humphries	21,204,972	50,987	0

b.	Class II (to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian Hodges	20,688,511	567,448	0
John M. Piecuch	21,254,972	987	0
Howard D. Morgan	20,638,511	617,448	0

c.	Class III (to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David A.B. Brown	20,688,511	567,448	0
Tariq Osman	20,638,510	617,449	0
Bruce Young	21,204,971	50,988	0

5.	To approve the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,688,411	567,548	0	0

Item 7.01	Regulation FD Disclosure.

On December 4, 2018, the Company issued a press release announcing that the Business Combination and related proposals were approved at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INDUSTREA ACQUISITION CORP.

	By:	/s/ Howard D. Morgan
Dated: December 4, 2018		Name: Howard D. Morgan
Title: Chief Executive Officer